    As Filed With the Securities and Exchange Commission on February 6, 2001

                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                               QLOGIC CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                                               33-0537669
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


            26600 LAGUNA HILLS DRIVE, ALISO VIEJO, CALIFORNIA 92656
               (Address of Principal Executive Offices) (Zip Code)

                                ---------------

                            QLOGIC STOCK AWARDS PLAN
                           (Full titles of the plans)

                                ---------------

         Thomas R. Anderson, Vice President and Chief Financial Officer
                               QLogic Corporation
                            26600 Laguna Hills Drive
                          Aliso Viejo, California 92656
                     (Name and address of agent for service)
                                 (949) 389-6000
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Nick E. Yocca, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                   Proposed Maximum       Proposed Maximum
 Title of Securities        Amount To Be            Offering Price       Aggregate Offering         Amount of
   To Be Registered         Registered(1)            Per Share(2)              Price             Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,
  $0.001 par value(3)      108,014 shares             $0.21526              $23,251.09               $5.82
=================================================================================================================

(1) Represents the shares of Common Stock of the Registrant issuable upon the exercise of options granted under the Little Mountain Group, Inc. 1999 Stock Option Plan, all of which options were converted into the options of the Registrant under its Stock Awards Plan in connection with the merger of LMGI Acquisition Corp., a wholly-owned subsidiary of the Registrant with and into QLogic Roseville, Inc. (formerly Little Mountain Group, Inc.) on January 22, 2001.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Pursuant to Rule 457(h)(1), the aggregate offering price is computed upon the basis of the price at which the options may be exercised.

(3) Includes corresponding rights to acquire shares of the Registrant's Common Stock pursuant to the Rights Agreement, dated June 4, 1996, as amended, between the Registrant and Harris Trust Company of California.

PAGE 1 OF 9 PAGES                                        EXHIBIT INDEX ON PAGE 7

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        All information required by Part I to be contained in the prospectus is omitted from this Registration Statement on Form S-8 in accordance with Rule 428 under the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Registration Statement on Form S-8 registers shares of the Registrant's Common Stock which may be issued in connection with, or in respect of, options ("QLogic Roseville Options") to purchase shares of common stock, no par value per share (the "QLogic Roseville Stock") of QLogic Roseville, Inc. (formerly Little Mountain Group, Inc.), a California corporation ("QLogic Roseville"), outstanding pursuant to the Little Mountain Group, Inc. 1999 Stock Option Plan.

        The Agreement and Plan of Merger, dated as of January 11, 2001 (the "Merger Agreement"), between the Registrant, LMGI Acquisition Corp., a California corporation and wholly-owned subsidiary of the Registrant ("Merger Sub"), and QLogic Roseville provides that, at the effective time (the "Effective Time") of the merger of Merger Sub with and into QLogic Roseville, each QLogic Roseville Option shall be converted into an option to acquire the number of whole shares of Registrant's Common Stock under the Registrant's Stock Awards Plan equal to the number of shares of QLogic Roseville Stock that were issuable upon exercise of such QLogic Roseville Option immediately prior to the Effective Time multiplied by an exchange ratio of 0.1554173, with any fractional shares of Common Stock resulting from such calculation being rounded down to the nearest whole share, at a per share exercise price equal to the exercise price per share of QLogic Roseville Stock at which such QLogic Roseville Option was exercisable immediately prior to the Effective Time divided by such exchange ratio (rounded up to the nearest whole cent).

Item 3. Incorporation of Documents by Reference.

        The following documents, which have been filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 2, 2000, including its 10-K/A filed on July 31, 2000.

        (b) The Registrant's Current Reports on Form 8-K, filed on January 26, 2001, August 2, 2000 and May 11, 2000.

        (c) The Registrant's Quarterly Reports on Form 10-Q, filed on November 15, 2000 and August 16, 2000.

        (d) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 10 (Commission file number 0-23298) filed with the Commission under the Exchange Act on February 15, 1994, including any amendment or report filed for the purpose of updating such description.

        (e) The description of the Rights to Purchase Series A Junior Participating Preferred Stock (the "Rights") and of the Series A Junior Participating Preferred Stock, par value $0.001 per share, that is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on June 19, 1996, including any amendment or report filed for the purpose of updating that description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable

Item 6. Indemnification of Directors and Officers.

        (a) Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Section 145 of the Delaware General Corporation law permits indemnification by the corporation of its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with actions or proceedings against them if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. Section 145 provides that no indemnification may be made, however, without court approval, in respect of any claim as to which the officer or director is adjudged to be liable to the corporation. Such indemnification provisions of Delaware law are expressly not exclusive of any other rights which the officers or directors may have under the corporation's by-laws or agreements, pursuant to the vote of stockholders or disinterested directors or otherwise.

        (b) The Restated Certificate of Incorporation, as amended, of the Registrant provides that the Registrant will, to the maximum extent permitted by law, indemnify each of its officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the Registrant. The Company also carries directors and officers liability insurance.

        (c) The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

        Number                     Description
        ------                     -----------

          5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

         23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

         23.2       Consent of KPMG LLP, independent auditors.

         24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9. Undertakings.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on the 2nd day of February, 2001.

                                           QLOGIC CORPORATION


                                           By: /s/ THOMAS R. ANDERSON
                                               ---------------------------------
                                               Thomas R. Anderson
                                               Vice President and Chief
                                               Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


        SIGNATURE                               TITLE                                 DATE
        ---------                               -----                                 ----
/S/ H.K. DESAI                      Chairman Of The Board Of Directors,         February 2, 2001
---------------------------------   President and Chief Executive Officer
    H.K. Desai                      (Principal Executive Officer)



/s/ THOMAS R. ANDERSON              Vice President and Chief Financial          February 2, 2001
---------------------------------   Officer (Principal Financial and
    Thomas R. Anderson              Accounting Officer)



/s/ MICHAEL R. MANNING              Secretary and Treasurer                     February 2, 2001
---------------------------------
    Michael R. Manning


          *                         Director                                    February 2, 2001
---------------------------------
    LARRY R. CARTER


          *                         Director                                    February 2, 2001
---------------------------------
    JIM FIEBIGER


          *                         Director                                    February 2, 2001
---------------------------------
    KENNETH E. HENDRICKSON


          *                         Director                                    February 2, 2001
---------------------------------
    CAROL L. MILTNER


          *                         Director                                    February 2, 2001
---------------------------------
    GEORGE D. WELLS


          *                                                                     February 2, 2001
---------------------------------
  * THOMAS R. ANDERSON
    AS ATTORNEY-IN-FACT

                                  EXHIBIT INDEX

                                                                                  SEQUENTIAL
NUMBER                             DESCRIPTION                                    PAGE NUMBER
------                             -----------                                    -----------
  5.1          Opinion of Stradling Yocca Carlson & Rauth, a Professional
               Corporation, Counsel to the Registrant.                                 8

 23.1          Consent of Stradling Yocca Carlson & Rauth, a Professional
               Corporation (included in the Opinion filed as Exhibit 5.1).            --

 23.2          Consent of KPMG LLP, independent auditors.                              9

 24.1          Power of Attorney (included on signature page to the Registration
               Statement at page S-1).                                                --